Exhibit 99.1

FULL TRADING AUTHORIZATION
WITH PRIVILEGE TO WITHDRAW	Firm ID	Account Number	FC #
MONEY AND/OR SECURITIES

Client Name	Financial Consultant Name

To:

Authorized Agent Name
I, the undersigned, hereby authorize:
(whose signature appears below) as my agent and attorney ("Authorized Agent") to buy, sell, short, tender, exchange, convert, write, exercise or trade in stocks, bonds, option contracts (subject to acceptance and approval of an option agreement) and any other securities on margin or otherwise in accordance with your terms and conditions for my account and risk and in my name or account number on your books. I hereby agree to indemnify and hold you harmless from, and to pay you promptly on demand, any and all losses arising therefrom or debit balances due thereon.

In all such purchases, sales or trades you are authorized to follow the instructions of the aforesaid agent in every respect concerning my account with you, and except as herein otherwise provided, he/she is authorized to act for me in the same manner and with the same force and effect as I might or could do with respect to such purchases, sales, trades, transfer of securities, and/or disbursements of funds as well as with respect to all other things necessary or incidental thereto (except that he/she has not been granted endorsement power, nor the ability to register securities or make funds payable other than in the manner in which my account is registered).

The undersigned hereby ratifies and confirms any and all transactions with you heretofore or hereafter made by the aforesaid agent or for the undersigned's account

This authorization and indemnity is in addition to (and in no way limits or restricts) any rights which you may have under any other agreement or agreements between the undersigned and your firm.

This authorization and indemnity is also a continuing one and shall remain in full force and effect until revoked by the undersigned by a written notice addressed to you and delivered to your office at:

Address of Branch

Such revocation shall not affect any liability in any way resulting from transactions initiated prior to such revocation.

This authorization and indemnity shall inure to the benefit of your present firm and of any successor firm or firms irrespective of any change or changes at any time in the personnel thereof for any cause whatsoever, and of the assigns of your present firm or any successor firm.

If any provision of this authorization and indemnity shall be rendered invalid for any reason, the provisions in this agreement affected shall be deemed modified or superseded, as the case may be, and these provisions shall in all respects continue and be in full force and effect.

The undersigned has read the foregoing in its entirety before signing.

Client Signature X	Date
Authorized Agent Signature X	Date

Accepted by:

Branch Manager Signature X	Date